Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Jan. 27, 2015 FOR IMMEDIATE RELEASE

NextEra Energy reports 2014 fourth-quarter and full-year financial results

•	NextEra Energy delivers strong fourth-quarter results and an excellent full year of growth

•	Florida Power & Light Company continues to invest in the business to improve customer value proposition

•	NextEra Energy Resources brought into service more than 1,600 megawatts of new contracted renewables

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2014 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $884 million, or $2.00 per share, compared to $327 million, or $0.75 per share, in the fourth quarter of 2013. On an adjusted basis, NextEra Energy’s fourth-quarter earnings were $458 million, or $1.03 per share, compared to $414 million, or $0.95 per share, in the fourth quarter of 2013.

For the full year 2014, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $2.5 billion, or $5.60 per share, compared to $1.9 billion, or $4.47 per share, in 2013. On an adjusted basis, NextEra Energy’s 2014 earnings were $2.3 billion, or $5.30 per share, for the full year, compared to $2.1 billion, or $4.97 per share, in 2013.

Adjusted earnings for these periods exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. Adjusted earnings for the full year also exclude the 2013 gain on the sale of the Maine hydropower assets, the 2013 loss and the 2014 gain associated with the Maine fossil assets, and the 2013 charges associated with an impairment on the Spain solar project.  All of these items relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors, and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy’s management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong performance in the fourth quarter, capping off an outstanding year overall,” said NextEra Energy Chairman and Chief Executive Officer Jim Robo. “At FPL, continued investment in the business and an expansion in wholesale operations drove full-year earnings growth.

Our highly efficient Riviera Beach modernization came into service ahead of schedule and contributed to reducing fuel costs for our customers. Our significant investment in new grid technologies showed clear reliability benefits for our customers. At Energy Resources, we attained our full-year financial expectations, while absorbing roughly $0.15 per share of a one-time impact from the launch of NextEra Energy Partners. At the same time, we had one of our best years ever in originating new investment opportunities and continue to build what we believe is the largest and best pipeline of new contracted renewables projects in North America. Stronger-than-expected demand for new renewables projects also highlights the long-term value of NextEra Energy’s incentive distribution fees through its sponsorship of NextEra Energy Partners. We also made good progress in moving forward with the development of the Sabal Trail and Florida Southeast Connection pipelines, which will bring diversity of gas supply to our FPL customers and increase overall system reliability. Finally, our agreement to combine with Hawaiian Electric Industries reflects our strategy to grow earnings through regulated businesses and to leverage our position as North America’s leader in wind and solar generation.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated utility subsidiary, Florida Power & Light Company, reported fourth-quarter net income of $286 million, or $0.65 per share, compared to $248 million, or $0.57 per share, for the prior-year quarter. For the full year, net income was $1.52 billion, or $3.45 per share, compared to $1.35 billion, or $3.16 per share, in 2013. FPL’s fourth-quarter and full-year earnings per share increased approximately 14 percent and 9 percent, respectively, over the prior-year comparable periods.

Driving FPL’s fourth-quarter and full-year growth were continued investments in clean, efficient generation and other infrastructure projects and an increase in wholesale power sales. FPL’s capital expenditures were approximately $832 million in the quarter, bringing full-year capital investments to approximately $3.1 billion. Regulatory capital employed in 2014 grew 5.8 percent, compared to the prior year.

FPL averaged approximately 68,000 more customers during the fourth quarter of 2014 than in the comparable prior-year quarter. The 12-month average of low-usage accounts fell to 8.2 percent, while the number of inactive accounts declined approximately 15 percent from the prior-year quarter. New meter connections continued to show steady improvement by increasing approximately 47,000 in 2014, which is more than 20 percent higher than the prior year. Underlying usage per customer in the fourth quarter declined by 5 percent year-over-year, largely due to unfavorable weather, but weather-normalized usage per customer grew slightly.

These improved customer metrics are consistent with improving Florida economic indicators that the company tracks. The state’s seasonally adjusted unemployment rate in December 2014 was 5.6 percent, down 0.7 percentage points from a year earlier, even as the labor force participation rate increased, and Florida’s Consumer Sentiment Index reached its highest level since February 2007. In addition, the U.S. Census Bureau reported that Florida’s population increased by more than 290,000 people over the 12-month period that ended July 1, 2014, reaching 19.9 million and moving Florida ahead of New York as America’s third-largest state.

Over the course of 2014, FPL continued to strengthen and deliver a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer electric bill in Florida. FPL continued to execute on major capital projects, including bringing the Riviera Beach Clean Energy Center into service last April, ahead of schedule and under budget. In addition, the Port Everglades Clean Energy Center remains on schedule and on budget, and is expected to come online in mid-2016. In total, since 2001, FPL’s investments in clean, fuel-efficient power plants have saved customers more than $7.5 billion in fuel costs and helped reduce the company’s use of foreign oil by 99 percent. These investments have also enabled FPL to significantly reduce power plant emissions rates and have prevented more than 85 million tons of carbon emissions to date. FPL now operates one of the most modern, clean, fuel-efficient and low-carbon generation fleets in the nation.

In addition, FPL’s operational excellence continues to support low customer bills, including typical residential customer electric bills that are approximately 25 percent lower than the national average. Beginning in 2015, FPL’s typical residential customer’s electric bill further decreased by nearly $2 per month.

In December 2014, the Florida Public Service Commission (PSC) approved FPL’s request to begin investing in long-term natural gas supplies. FPL will partner in the development of gas-producing properties in the Woodford Shale region in southeastern Oklahoma. FPL expects this project will save money for customers over the long term and help to reduce variability in the fuel portion of the customer bill, which research shows is an important component of customer satisfaction. This investment represents a first, small step in what FPL expects could become a larger program that would further improve the value it delivers to its customers. FPL also requested that the PSC approve a set of guidelines for subsequent natural gas production projects that would allow the company and, in turn, its customers to take advantage of future beneficial natural gas investment opportunities. FPL expects a decision on the proposed guidelines in the first quarter of 2015.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a fourth-quarter contribution to net income attributable to NextEra Energy on a GAAP basis of $614 million, or $1.39 per share, compared to $85 million, or $0.20 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the fourth quarter of 2014 were $178 million, or $0.40 per share, compared to $173 million, or $0.40 per share, for the fourth quarter of 2013. For the full year 2014, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $985 million, or $2.24 per share, compared to $556 million, or $1.30 per share, in 2013. On an adjusted basis, NextEra Energy Resources’ earnings were $833 million, or $1.89 per share, compared to $780 million, or $1.83 per share, for the full year 2013. Adjusted full-year results include a negative $0.15 per share impact associated with establishing and launching NextEra Energy Partners, LP (NYSE: NEP). This includes a $0.10 per share non-cash income tax charge, driven by separating the Canadian projects to enable them to fit into the overall NextEra Energy Partners structure.

NextEra Energy Resources’ contribution to adjusted earnings in the fourth quarter was flat from the comparable prior-year quarter. Strong growth from new contracted renewables projects and improvements in customer supply and trading were offset by reductions from gas infrastructure and from existing assets, with two of Energy Resources’ four nuclear units undertaking regular refueling outages.

Primary growth drivers for NextEra Energy Resources for the full year were strong contributions from new wind and solar investments. Growth in the contracted renewables portfolio added $0.29 per share, reflecting new wind and solar investments placed into service, while existing assets added $0.06 per share. The customer supply and trading business added $0.04 per share year-over-year. Asset sales added $0.01 per share year-over-year. Costs associated with establishing and launching NextEra Energy Partners reduced results by $0.15 per share. Lower contributions from the gas infrastructure business decreased earnings by $0.06 per share year-over-year. All other factors reduced results by $0.13 per share, including $0.07 per share of dilution.

During the course of 2014, NextEra Energy Resources added 1,364 megawatts (MW) of wind and 265 MW of solar.

Corporate and Other
In the fourth quarter on a GAAP basis, Corporate and Other earnings decreased $0.02 per share, compared to the comparable prior-year quarter. On an adjusted basis, Corporate and Other earnings per share were flat, compared to the prior-year quarter. For the full year 2014, Corporate and Other earnings decreased $0.10 per share on a GAAP basis, compared to 2013. On an adjusted basis, full-year 2014 Corporate and Other earnings decreased $0.02 per share year-over-year.

The Sabal Trail Transmission and Florida Southeast Connection natural gas pipeline projects continue to progress well through the development process. In 2014, both projects filed their certification applications with the Federal Energy Regulatory Commission (FERC). The company continues to expect FERC decisions in 2015, which would allow construction of the proposed interstate pipeline system to begin in 2016 and operations to commence in mid-2017.

The Mountain Valley Pipeline joint venture with EQT Corporation continues to progress through the permitting process. The joint venture completed a binding open season for the approximately 300-mile Mountain Valley natural gas pipeline project, which is designed to connect the Marcellus and Utica natural gas supply to markets in the U.S. Southeast to support growing demand and to improve reliability. The project is expected to be operational by year-end 2018.

Outlook
NextEra Energy continues to expect full-year 2015 adjusted earnings per share to be in the range of $5.40 to $5.70. NextEra Energy now expects 2016 full-year adjusted earnings per share to be in the range of $5.75 to $6.25.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time, and operating results from the Spain solar project. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no divestitures, other than to NextEra Energy Partners, LP, or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s 2014 fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/Investors. The financial results news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/Investors, beginning at 7:30 a.m. ET on the day of the webcast. A replay will be available by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.0 billion, approximately 44,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 13,800 employees in 27 states and Canada as of year-end 2014. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves approximately 4.7 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been named No. 1 overall among electric and gas utilities on Fortune’s list of “World’s Most Admired Companies” for eight consecutive years, which is an unprecedented achievement in its industry. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs;

NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2013 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,682	$1,880	$102	$4,664
Operating Expenses
Fuel, purchased power and interchange	1,008	233	24	1,265
Other operations and maintenance	434	377	42	853
Impairment charges	—	6	—	6
Depreciation and amortization	385	290	17	692
Taxes other than income taxes and other	275	37	4	316
Total operating expenses	2,102	943	87	3,132
Operating Income	580	937	15	1,532
Other Income (Deductions)
Interest expense	(115)	(170)	(35)	(320)
Benefits associated with differential membership interests - net	—	53	—	53
Equity in earnings (losses) of equity method investees	—	32	1	33
Allowance for equity funds used during construction	8	—	1	9
Interest income	1	7	12	20
Gains on disposal of assets - net	—	16	—	16
Gain (loss) associated with Maine fossil	—	—	—	—
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(5)	—	(5)
Other - net	1	11	(13)	(1)
Total other deductions - net	(105)	(56)	(34)	(195)
Income (Loss) from Continuing Operations before Income Taxes	475	881	(19)	1,337
Income Tax Expense (Benefit)	189	267	(3)	453
Income (Loss) from Continuing Operations	286	614	(16)	884
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	286	614	(16)	884
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$286	$614	$(16)	$884
Reconciliations of Net Income (Loss) and Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss) and Adjusted Earnings (Loss) Per Share, respectively:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$286	$614	$(16)	$884
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(445)	9	(436)
Loss (income) from other than temporary impairments losses - net	—	(1)	1	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	10	—	10
Adjusted Earnings (Loss)	$286	$178	$(6)	$458
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$0.65	$1.39	$(0.04)	$2.00
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(1.01)	0.02	(0.99)
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	0.02	—	0.02
Adjusted Earnings (Loss) Per Share	$0.65	$0.40	$(0.02)	$1.03
Weighted-average shares outstanding (assuming dilution)				442

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,541	$990	$99	$3,630
Operating Expenses
Fuel, purchased power and interchange	946	230	16	1,192
Other operations and maintenance	445	374	37	856
Impairment charges	—	—	—	—
Depreciation and amortization	379	245	16	640
Taxes other than income taxes and other	276	21	4	301
Total operating expenses	2,046	870	73	2,989
Operating Income	495	120	26	641
Other Income (Deductions)
Interest expense	(104)	(155)	(37)	(296)
Benefits associated with differential membership interests - net	—	46	—	46
Equity in earnings (losses) of equity method investees	—	(1)	—	(1)
Allowance for equity funds used during construction	13	—	—	13
Interest income	3	4	13	20
Gains on disposal of assets - net	—	14	—	14
Gain (loss) associated with Maine fossil	—	—	—	—
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(1)	—	(1)
Other - net	(1)	13	4	16
Total other deductions - net	(89)	(80)	(20)	(189)
Income (Loss) from Continuing Operations before Income Taxes	406	40	6	452
Income Tax Expense (Benefit)	158	(45)	12	125
Income (Loss) from Continuing Operations	248	85	(6)	327
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	248	85	(6)	327
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$248	$85	$(6)	$327
Reconciliations of Net Income (Loss) and Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss) and Adjusted Earnings (Loss) Per Share, respectively:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$248	$85	$(6)	$327
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	69	(1)	68
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	19	—	19
Adjusted Earnings (Loss)	$248	$173	$(7)	$414
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$0.57	$0.20	$(0.02)	$0.75
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.16	—	0.16
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	0.04	—	0.04
Adjusted Earnings (Loss) Per Share	$0.57	$0.40	$(0.02)	$0.95
Weighted-average shares outstanding (assuming dilution)				434

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$11,421	$5,191	$409	$17,021
Operating Expenses
Fuel, purchased power and interchange	4,375	1,136	91	5,602
Other operations and maintenance	1,620	1,392	137	3,149
Impairment charges	—	11	—	11
Depreciation and amortization	1,432	1,051	68	2,551
Taxes other than income taxes and other	1,166	134	24	1,324
Total operating expenses	8,593	3,724	320	12,637
Operating Income	2,828	1,467	89	4,384
Other Income (Deductions)
Interest expense	(439)	(666)	(156)	(1,261)
Benefits associated with differential membership interests - net	—	199	—	199
Equity in earnings (losses) of equity method investees	—	93	—	93
Allowance for equity funds used during construction	36	—	1	37
Interest income	3	26	51	80
Gains on disposal of assets - net	—	104	1	105
Gain (loss) associated with Maine fossil	—	21	—	21
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(13)	—	(13)
Other - net	(1)	40	(39)	—
Total other deductions - net	(401)	(196)	(142)	(739)
Income (Loss) from Continuing Operations before Income Taxes	2,427	1,271	(53)	3,645
Income Tax Expense (Benefit)	910	282	(16)	1,176
Income (Loss) from Continuing Operations	1,517	989	(37)	2,469
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	1,517	989	(37)	2,469
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,517	$985	$(37)	$2,465
Reconciliations of Net Income (Loss) and Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss) and Adjusted Earnings (Loss) Per Share, respectively:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,517	$985	$(37)	$2,465
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(171)	18	(153)
Loss (income) from other than temporary impairments losses - net	—	(1)	3	2
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(12)	—	(12)
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	32	—	32
Adjusted Earnings (Loss)	$1,517	$833	$(16)	$2,334
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$3.45	$2.24	$(0.09)	$5.60
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.39)	0.04	(0.35)
Loss (income) from other than temporary impairments losses - net	—	—	0.01	0.01
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(0.03)	—	(0.03)
Impairment charge and valuation allowance	—	—	—	—
Operating loss of Spain solar projects	—	0.07	—	0.07
Adjusted Earnings (Loss) Per Share	$3.45	$1.89	$(0.04)	$5.30
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$10,445	$4,333	$358	$15,136
Operating Expenses
Fuel, purchased power and interchange	3,925	963	70	4,958
Other operations and maintenance	1,699	1,375	120	3,194
Impairment charges	—	300	—	300
Depreciation and amortization	1,159	949	55	2,163
Taxes other than income taxes and other	1,123	143	14	1,280
Total operating expenses	7,906	3,730	259	11,895
Operating Income	2,539	603	99	3,241
Other Income (Deductions)
Interest expense	(415)	(528)	(178)	(1,121)
Benefits associated with differential membership interests - net	—	165	—	165
Equity in earnings (losses) of equity method investees	—	26	(1)	25
Allowance for equity funds used during construction	55	—	8	63
Interest income	6	19	53	78
Gains on disposal of assets - net	—	54	—	54
Gain (loss) associated with Maine fossil	—	(67)	—	(67)
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(11)	—	(11)
Other - net	(1)	37	(9)	27
Total other deductions - net	(355)	(305)	(127)	(787)
Income (Loss) from Continuing Operations before Income Taxes	2,184	298	(28)	2,454
Income Tax Expense (Benefit)	835	(42)	(16)	777
Income (Loss) from Continuing Operations	1,349	340	(12)	1,677
Gain from Discontinued Operations, net of Income Taxes	—	216	15	231
Net Income (Loss)	1,349	556	3	1,908
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,349	$556	$3	$1,908
Reconciliations of Net Income (Loss) and Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss) and Adjusted Earnings (Loss) Per Share, respectively:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,349	$556	$3	$1,908
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	54	(1)	53
Loss (income) from other than temporary impairments losses - net	—	(1)	—	(1)
Gain from discontinued operations (Hydro)	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	41	2	43
Impairment charge and valuation allowance	—	342	—	342
Operating loss of Spain solar projects	—	4	—	4
Adjusted Earnings (Loss)	$1,349	$780	$(11)	$2,118
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$3.16	$1.30	$0.01	$4.47
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.13	—	0.13
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	(0.51)	(0.03)	(0.54)
Loss (gain) associated with Maine fossil	—	0.10	—	0.10
Impairment charge and valuation allowance	—	0.80	—	0.80
Operating loss of Spain solar projects	—	0.01	—	0.01
Adjusted Earnings (Loss) Per Share	$3.16	$1.83	$(0.02)	$4.97
Weighted-average shares outstanding (assuming dilution)				427

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to income from continuing operations.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

Preliminary
December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$39,027	$27,526	$1,489	$68,042
Nuclear fuel	1,217	788	1	2,006
Construction work in progress	1,694	1,841	56	3,591
Less accumulated depreciation and amortization	(11,282)	(6,268)	(384)	(17,934)
Total property, plant and equipment - net	30,656	23,887	1,162	55,705
Current Assets
Cash and cash equivalents	14	536	27	577
Customer receivables, net of allowances	773	972	60	1,805
Other receivables	136	266	(48)	354
Materials, supplies and fossil fuel inventory	848	439	5	1,292
Regulatory assets:
Deferred clause and franchise expenses	268	—	—	268
Derivatives	364	—	—	364
Other	111	—	5	116
Derivatives	5	955	30	990
Deferred income taxes	—	699	40	739
Other	115	321	3	439
Total current assets	2,634	4,188	122	6,944
Other Assets
Special use funds	3,524	1,642	—	5,166
Other investments	4	555	840	1,399
Prepaid benefit costs	1,189	—	55	1,244
Regulatory assets:
Securitized storm-recovery costs	294	—	—	294
Other	468	—	189	657
Derivatives	1	1,008	—	1,009
Other	537	1,639	335	2,511
Total other assets	6,017	4,844	1,419	12,280
Total Assets	$39,307	$32,919	$2,703	$74,929
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,279	7,989	(7,089)	7,179
Retained earnings	5,499	7,013	261	12,773
Accumulated other comprehensive income (loss)	—	(5)	(35)	(40)
Total common shareholders' equity	13,151	14,997	(8,232)	19,916
Noncontrolling interests	—	252	—	252
Total equity	13,151	15,249	(8,232)	20,168
Long-term debt	9,413	6,199	8,755	24,367
Total capitalization	22,564	21,448	523	44,535
Current Liabilities
Commercial paper	1,142	—	—	1,142
Current maturities of long-term debt	60	1,668	1,787	3,515
Accounts payable	647	692	15	1,354
Customer deposits	458	4	—	462
Accrued interest and taxes	245	246	(17)	474
Derivatives	370	906	13	1,289
Accrued construction-related expenditures	233	437	6	676
Other	331	400	20	751
Total current liabilities	3,486	4,353	1,824	9,663
Other Liabilities and Deferred Credits
Asset retirement obligations	1,355	631	—	1,986
Deferred income taxes	6,835	2,424	2	9,261
Regulatory liabilities:
Accrued asset removal costs	1,898	—	6	1,904
Asset retirement obligation regulatory expense difference	2,257	—	—	2,257
Other	476	—	—	476
Derivatives	—	342	124	466
Deferral related to differential membership interests	—	2,704	—	2,704
Other	436	1,017	224	1,677
Total other liabilities and deferred credits	13,257	7,118	356	20,731
Commitments and Contingencies
Total Capitalization and Liabilities	$39,307	$32,919	$2,703	$74,929

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

Preliminary
December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$36,838	$24,425	$1,436	$62,699
Nuclear fuel	1,240	820	(1)	2,059
Construction work in progress	1,818	2,835	37	4,690
Less accumulated depreciation and amortization	(10,944)	(5,455)	(329)	(16,728)
Total property, plant and equipment - net	28,952	22,625	1,143	52,720
Current Assets
Cash and cash equivalents	19	370	49	438
Customer receivables, net of allowances	757	966	54	1,777
Other receivables	137	469	(94)	512
Materials, supplies and fossil fuel inventory	742	408	3	1,153
Regulatory assets:
Deferred clause and franchise expenses	192	—	—	192
Derivatives	—	—	—	—
Other	105	—	11	116
Derivatives	48	423	27	498
Deferred income taxes	98	615	40	753
Other	115	268	20	403
Total current assets	2,213	3,519	110	5,842
Other Assets
Special use funds	3,273	1,507	—	4,780
Other investments	4	380	737	1,121
Prepaid benefit costs	1,142	—	314	1,456
Regulatory assets:
Securitized storm-recovery costs	372	—	—	372
Other	396	—	30	426
Derivatives	—	1,156	7	1,163
Other	136	967	323	1,426
Total other assets	5,323	4,010	1,411	10,744
Total Assets	$36,488	$30,154	$2,664	$69,306
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,179	8,452	(8,220)	6,411
Retained earnings	5,532	6,028	9	11,569
Accumulated other comprehensive income (loss)	—	45	11	56
Total common shareholders' equity	13,084	14,525	(9,569)	18,040
Noncontrolling interests	—	—	—	—
Total equity	13,084	14,525	(9,569)	18,040
Long-term debt	8,473	5,726	9,770	23,969
Total capitalization	21,557	20,251	201	42,009
Current Liabilities
Commercial paper	204	—	487	691
Current maturities of long-term debt	356	1,941	1,469	3,766
Accounts payable	611	575	14	1,200
Customer deposits	447	4	1	452
Accrued interest and taxes	272	249	(48)	473
Derivatives	1	709	128	838
Accrued construction-related expenditures	202	635	2	839
Other	437	395	98	930
Total current liabilities	2,530	4,508	2,151	9,189
Other Liabilities and Deferred Credits
Asset retirement obligations	1,285	565	—	1,850
Deferred income taxes	6,355	1,883	(94)	8,144
Regulatory liabilities:
Accrued asset removal costs	1,839	—	—	1,839
Asset retirement obligation regulatory expense difference	2,082	—	—	2,082
Other	386	—	76	462
Derivatives	—	428	45	473
Deferral related to differential membership interests	—	2,001	—	2,001
Other	454	518	285	1,257
Total other liabilities and deferred credits	12,401	5,395	312	18,108
Commitments and Contingencies
Total Capitalization and Liabilities	$36,488	$30,154	$2,664	$69,306

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,517	$989	$(37)	$2,469
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,432	1,051	68	2,551
Nuclear fuel and other amortization	201	120	24	345
Impairment charges	—	11	—	11
Unrealized losses (gains) on marked to market energy contracts	—	(418)	7	(411)
Deferred income taxes	601	446	158	1,205
Cost recovery clauses and franchise fees	(67)	—	—	(67)
Benefits associated with differential membership interests - net	—	(199)	—	(199)
Loss (gain) associated with Maine fossil	—	(21)	—	(21)
Other - net	94	(58)	119	155
Changes in operating assets and liabilities:
Customer and other receivables	(10)	(14)	17	(7)
Materials, supplies and fossil fuel inventory	(106)	(27)	(2)	(135)
Other current assets	(9)	(22)	1	(30)
Other assets	(103)	(82)	(35)	(220)
Accounts payable and customer deposits	28	82	—	110
Margin cash collateral	—	(59)	—	(59)
Income taxes	(34)	47	(88)	(75)
Other current liabilities	(64)	7	(53)	(110)
Other liabilities	(26)	3	11	(12)
Net cash provided by operating activities	3,454	1,856	190	5,500
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,067)	—	—	(3,067)
Independent power and other investments of NEER	—	(3,514)	—	(3,514)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	343	—	343
Nuclear fuel purchases	(174)	(113)	—	(287)
Other capital expenditures and other investments	—	—	(149)	(149)
Sale of independent power and other investments of NEER	—	307	—	307
Change in loan proceeds restricted for construction	—	(40)	—	(40)
Proceeds from sale or maturity of securities in special use funds and other investments	3,349	743	529	4,621
Purchases of securities in special use funds and other investments	(3,414)	(775)	(578)	(4,767)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	438	—	438
Other - net	(268)	17	5	(246)
Net cash used in investing activities	(3,574)	(2,594)	(193)	(6,361)
Cash Flows From Financing Activities
Issuances of long-term debt	997	2,026	2,031	5,054
Retirements of long-term debt	(355)	(1,623)	(2,772)	(4,750)
Proceeds from sale of differential membership interests	—	978	—	978
Payments to differential membership investors	—	(71)	—	(71)
Net change in short-term debt	938	—	(487)	451
Issuances of common stock - net	—	—	633	633
Dividends on common stock	—	—	(1,261)	(1,261)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(1,450)	(462)	1,912	—
Other - net	(15)	56	(75)	(34)
Net cash provided by (used in) financing activities	115	904	(19)	1,000
Net increase (decrease) in cash and cash equivalents	(5)	166	(22)	139
Cash and cash equivalents at beginning of year	19	370	49	438
Cash and cash equivalents at end of year	$14	$536	$27	$577

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,349	$556	$3	$1,908
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,159	949	55	2,163
Nuclear fuel and other amortization	184	150	24	358
Impairment charges	—	300	—	300
Unrealized losses (gains) on marked to market energy contracts	—	(9)	(1)	(10)
Deferred income taxes	617	239	(3)	853
Cost recovery clauses and franchise fees	(166)	—	—	(166)
Benefits associated with differential membership interests - net	—	(165)	—	(165)
Gain from discontinued operations, net of income taxes	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	67	—	67
Other - net	46	59	(28)	77
Changes in operating assets and liabilities:
Customer and other receivables	(5)	(269)	6	(268)
Materials, supplies and fossil fuel inventory	(16)	(66)	1	(81)
Other current assets	15	(4)	(3)	8
Other assets	(12)	26	(6)	8
Accounts payable and customer deposits	(1)	119	4	122
Margin cash collateral	—	156	—	156
Income taxes	384	(442)	2	(56)
Other current liabilities	11	29	103	143
Other liabilities	(7)	(38)	(39)	(84)
Net cash provided by operating activities	3,558	1,441	103	5,102
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,691)	—	—	(2,691)
Independent power and other investments of NEER	—	(3,454)	—	(3,454)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	165	—	165
Nuclear fuel purchases	(212)	(159)	—	(371)
Other capital expenditures and other investments	—	—	(166)	(166)
Sale of independent power and other investments of NEER	—	165	—	165
Change in loan proceeds restricted for construction	—	228	—	228
Proceeds from sale or maturity of securities in special use funds and other investments	3,342	848	215	4,405
Purchases of securities in special use funds and other investments	(3,389)	(876)	(205)	(4,470)
Other - net	30	36	—	66
Net cash used in investing activities	(2,920)	(3,047)	(156)	(6,123)
Cash Flows From Financing Activities
Issuances of long-term debt	497	2,311	1,563	4,371
Retirements of long-term debt	(453)	(968)	(975)	(2,396)
Proceeds from sale of differential membership interests	—	448	—	448
Payments to differential membership investors	—	(63)	—	(63)
Net change in short-term debt	99	—	(819)	(720)
Issuances of common stock - net	—	—	842	842
Dividends on common stock	—	—	(1,122)	(1,122)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(795)	128	667	—
Other - net	(7)	(137)	(86)	(230)
Net cash provided by (used in) financing activities	(659)	1,719	70	1,130
Net increase (decrease) in cash and cash equivalents	(21)	113	17	109
Cash and cash equivalents at beginning of year	40	257	32	329
Cash and cash equivalents at end of year	$19	$370	$49	$438

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to loss (gain) associated with Maine fossil.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2013 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.64	$1.44	$1.64	$0.75	$4.47

Florida Power & Light - 2013 Earnings Per Share	$0.68	$0.92	$0.99	$0.57	$3.16
Increased profitability	0.07	—	—	—	0.07
New investment growth	0.06	0.06	0.05	0.06	0.24
Cost recovery clause results, primarily nuclear uprates in base rates	(0.02)	(0.02)	(0.01)	—	(0.05)
Allowance for funds used during construction	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)
Wholesale operations	0.01	0.02	0.04	0.04	0.11
Project momentum transition costs, other and share dilution	—	(0.01)	(0.01)	(0.01)	(0.04)
Florida Power & Light - 2014 Earnings Per Share	$0.79	$0.96	$1.05	$0.65	$3.45

NEER - 2013 Earnings (Loss) Per Share	$(0.09)	$0.54	$0.66	$0.20	$1.30
New investments	0.06	0.05	0.09	0.10	0.29
Existing assets	0.14	(0.05)	0.01	(0.03)	0.06
Gas infrastructure	0.01	0.03	(0.03)	(0.07)	(0.06)
Customer supply and proprietary power & gas trading	(0.11)	0.07	0.03	0.05	0.04
Asset sales	—	0.03	—	(0.02)	0.01
NEP initial public offering transaction costs	—	(0.05)	—	—	(0.05)
NEP Canadian structuring charges	—	(0.10)	—	—	(0.10)
Non-qualifying hedges impact	(0.16)	(0.30)	(0.21)	1.17	0.52
Gain from discontinued operations (Hydro)	(0.51)	—	—	—	(0.51)
Change in Maine fossil gain/loss	0.13	—	—	—	0.13
Charges associated with impairment of the Spain solar projects	0.81	—	—	—	0.80
Operating results of Spain solar projects	(0.03)	0.02	(0.06)	0.02	(0.06)
Change in other than temporary impairment losses - net	(0.01)	—	—	—	—
Other, including interest expense and share dilution	(0.04)	(0.06)	(0.03)	(0.03)	(0.13)
NEER - 2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.20	$0.18	$0.46	$1.39	$2.24

Corporate and Other - 2013 Earnings (Loss) Per Share	$0.05	$(0.02)	$(0.01)	$(0.02)	$0.01
NextEra Energy Transmission	(0.01)	(0.01)	(0.01)	—	(0.02)
Non-qualifying hedges impact		(0.01)	0.01	(0.02)	(0.04)
Gain from discontinued operations (Hydro)	(0.03)	—	—	—	(0.03)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.02)	0.02	—	—	(0.01)
Corporate and Other - 2014 Loss Per Share	$(0.01)	$(0.02)	$(0.01)	$(0.04)	$(0.09)

2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.98	$1.12	$1.50	$2.00	$5.60

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

Preliminary
December 31, 2014	Per Books	Adjusted (1)
Long-term debt, including current maturities, short-term debt and commercial paper
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,501
Wind assets	3,913	1,475
Solar	1,750	880
Other	952
Storm Securitization Debt	331
Other(2)		1,625
Other long-term debt, including current maturities and commercial paper(3)	15,849	15,849
Total debt per Balance Sheet	29,024	21,318
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,750
Total equity	20,168	20,168
Total capitalization, including debt due within one year	$49,192	$44,725
Debt ratio	59%	48%

December 31, 2013	Per Books	Adjusted (1)
Long-term debt, including current maturities and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,613
Wind assets	3,794	949
Solar	957
Other	555
Storm Securitization Debt	386
Other(2)		1,486
Other long-term debt, including current maturities and commercial paper(3)	16,018	16,018
Total debt	28,426	20,130
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,750
Total equity	18,040	18,040
Total capitalization, including debt due within one year	$46,466	$41,596
Debt ratio	61%	48%

(1)	Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

Preliminary
	Quarter			Year-to-Date
Periods ending December 31	2014	2013	% change	2014	2013	% change
Energy sales (million kWh)
Residential	12,547	13,032	(3.7)%	55,202	53,930	2.4%
Commercial	11,097	11,353	(2.3)%	45,684	45,341	0.8%
Industrial	720	715	0.7%	2,941	2,956	(0.5)%
Public authorities	140	138	1.4%	561	557	0.7%
Increase (decrease) in unbilled sales	(469)	(288)	62.8%	42	275	(84.7)%
Total retail	24,035	24,950	(3.7)%	104,430	103,059	1.3%
Electric utilities	1,298	497	161.2%	5,600	2,153	160.1%
Interchange power sales	980	507	93.3%	3,166	2,431	30.2%
Total	26,313	25,954	1.4%	113,196	107,643	5.2%

Average price (cents/kWh)(1)
Residential	11.13	10.49	6.1%	11.13	10.5	6.0%
Commercial	9.17	8.55	7.3%	9.07	8.53	6.3%
Industrial	6.96	6.55	6.3%	6.95	6.51	6.8%
Total	9.97	9.46	5.4%	9.97	9.47	5.3%

Average customer accounts (000s)
Residential	4,189	4,131	1.4%	4,169	4,097	1.8%
Commercial	528	520	1.5%	526	517	1.7%
Industrial	11	10	10.0%	10	10	—%
Other	4	3	33.3%	4	3	33.3%
Total	4,732	4,664	1.5%	4,709	4,627	1.8%

	December
	2014	2013	% change
End of period customer accounts (000s)
Residential	4,196	4,137	1.4%
Commercial	529	521	1.5%
Industrial	11	10	10.0%
Other	3	4	(25.0)%
Total	4,739	4,672	1.4%

	2014	Normal	2013
Three Months Ended December 31,
Cooling degree-days(2)	299	320	403
Heating degree-days(2)	120	112	26
Twelve Months Ended December 31,
Cooling degree-days(2)	1,968	1,970	2,000
Heating degree-days(2)	322	374	246
______________________

(1)	Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.
(2)	Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.